Exhibit 16
Letter from Stark Tinter & Associates, LLC Item 304(a)



Stark Tinter & Associates, LLC
7535 East Hampden Ave. Suite 109
Denver, CO 80231

October 27, 2000

Securities & Exchange Commission
450 5th Street, N.W.

Washington, D.C. 20549

Re: MAS Acquisition XXV Corp.

Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

         (1) We have read the Company's response to Item 4 of Form 8-K/A dated August 25, 2000; and

         (2) We agree with the response.


Very Truly Yours,


Stark Tinter & Associates, LLC